EXHIBIT 3.1
                    RESTATED CERTIFICATE OF INCORPORATION


     Kinark Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
(the
"Corporation"),

DOES HEREBY CERTIFY THAT:

1.   The name of the Corporation is Kinark Corporation.  Kinark
Corporation was
originally incorporated under the name The Kin-Ark Oil & Gas
Company and the
original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 27, 1955.

2.   Pursuant to Sections 242 and 245 of the General Corporation
Law of the
State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the
Corporation.

3. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Restated Certificate of Incorporation, as amended, of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

     RESOLVED, that the Corporation's Restated Certificate of
Incorporation, as
amended, be amended and restated in its entirety as follows:

     FIRST:  The name of the Corporation is KINARK CORPORATION.

     SECOND: The principal office or place of business of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange
Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust
Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

     FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares of Common
Stock of a par value of Ten Cents ($.10) per share.

     FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

     SIXTH: All of any part of the shares of stock of any class of the
Corporation may be issued and sold, from time to time, by the Corporation, without further action by the stockholders, for such consideration (but in the case of any class of stock having par value, not less than the par value thereof) and on such terms and to such person or persons as may, from time to time, be fixed by the Board of Directors of the Corporation.

     The Board of Directors shall have the power at any time and from time to time (without any action by the stockholders of the Corporation) to create and issue, whether or not in connection with the issue or sale of any shares of stock or bonds, debentures or securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation shares of its stock of any class, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors.
The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which such rights or options shall be issued shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options.

     No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the
Corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof, or other proceedings, or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any share of its capital stock. All such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock, may be issued and disposed of by the Board of Directors to such persons, firms, associations and corporations and upon such terms, subject to any provisions of law in regard thereto, as in their absolute discretion they may deem advisable.

     SEVENTH:  The Corporation is to have perpetual existence.

     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     NINTH: The number of Directors of the Corporation which shall constitute the whole Board of Directors shall be such number as from time to time shall be fixed by or in the manner provided in the Bylaws, but in no case shall the number be less than three (3). Unless and until a different number of
Directors is established by or in the manner provided in the Bylaws, the number shall be seven (7). Directors shall be elected for terms of office to expire at the annual meeting of stockholders after their election and until their successors shall be elected and shall be qualified. No decrease in number shall have the effect of removing a Director prior to the expiration of his term of office.

     All corporate powers of the Corporation shall be exercised by the Board of
Directors except as otherwise provided herein or by law.

     IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED
BY STATUTE
THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

          (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          (b) To set apart out of any of the funds of the Corporation legally available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve or reserves in the manner in which created.

          (c) To make, amend, alter, change, add to or repeal by-laws of the
Corporation, without any action on the part of the stockholders.
The by-laws
made by the directors may be amended, altered, changed, added to or repealed by a majority of a quorum of the stockholders.

          (d) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the
Corporation.

          (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-laws or as authorized by resolution of the stockholders or Board of Directors.

          (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees and expenses for attendance at meetings of the Board of Directors, the Executive Committee and other committees and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation.

          (g) From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses and for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

          (h)  By resolution passed by a majority of the whole
Board of
Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the
Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     TENTH: (a) No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the
Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporations. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation. Any director of the
Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation and shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction of the Corporation by reason of his interest in such contract or transaction, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of
Directors at which action upon any such contract or transaction shall be taken;
and in any case described in this paragraph (a) any such director may be counted in determining the existence of a quorum at any meeting of the Board of
Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction.

          (b)  Any contract, transaction or act of the
Corporation or of the
Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

          (c) Regardless of any provision in this or any other Article or provision of this Certificate of Incorporation to the contrary, no merger or consolidation between this Corporation and an "Acquirer", as defined in this subparagraph, nor any sale, lease, or exchange (a "transfer" herein) of all or substantially all of the assets of this Corporation or such an Acquirer to the other may be effected unless: (i) two-thirds or more of the whole Board of
Directors of this Corporation shall adopt a resolution approving any such action; and (ii) a meeting of the shareholders of this Corporation is held to act thereon and the votes of holders of voting securities of this Corporation representing not less than two-thirds of the votes entitled to vote thereon shall vote in favor of such action. As used in this subparagraph, the term
"Acquirer" shall mean any person, firm, or corporation other than this
Corporation which is a party or a proposed party to any merger, consolidation, or transfer as described herein, if such person, firm, or corporation or any person, firm, or corporation controlling, controlled by, or under common control with such party, or any group of which such person, firm, or corporation is a member, or any other group acting in concert with such party, owns in the aggregate of record and/or beneficially, directly or indirectly, more than ten percent (10%) of any class of equity security of this
Corporation. As used in this subparagraph, the term "group" includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term "equity security" means any share of stock or similar voting security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security, or any such warrant or right. The foregoing provision is in addition to the requirements of the General Corporation Law of the State of Delaware and may not be amended or repealed without a favorable vote of not less than two-thirds of the holders of the issued and outstanding stock of the Corporation entitled to vote thereon authorizing such amendment or repeal.

          (d) The provisions of this Article TENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or otherwise.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TWELFTH: Meetings of stockholders may be held outside the State of
Delaware, if the by-laws so provide. The books of the Corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.
     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

     FOURTEENTH: (a) In addition to any affirmative vote required by law, by this Certificate of Incorporation, or otherwise, and except as expressly provided in paragraph (b) of this Article Fourteenth, approval of any Business
Combination shall require the affirmative vote of at least two-thirds of the outstanding Voting Shares, notwithstanding that no vote may be required or some lesser percentage may be specified by law, agreement, or otherwise.

          (b) Paragraph (a) of this Article Fourteenth shall not apply to a particular Business Combination, if all of the conditions specified in either subparagraphs (1) or (2) below are met:

               (1) The Business Combination has been approved by two-thirds of the whole Board of Directors; or

               (2)  Both of the following conditions are met:

                    (A)  The aggregate amount of cash and the
Fair Market Value
     of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                         (i)       The highest per share price
(including any
          brokerage commissions, transfer taxes and soliciting dealers' fees)
          paid by the Interested Stockholder for any Voting
Shares acquired by
          it (1) within the two-year period immediately prior to the date of the first public announcement of the proposed Business
Combination or
          (2) in the transaction in which it became an Interested
Stockholder,
          whichever is higher;

                         (ii)      The Fair Market Value per
share of Common
          Stock on the date of the first public announcement of the proposed
          Business Combination or on the date on which the Interested
          Stockholder became an Interested Stockholder, whichever is higher;
          and

                         (iii)     The per share book value of
the Common Stock
          as reported at the end of the fiscal quarter immediately preceding the date of the first public announcement of the proposed Business
          Combination; and

                    (B)  The consideration to be received by
holders of Common
     Stock in the Business Combination shall be either all cash or cash and noncash consideration in the same form as previously paid by the
     Interested Stockholder in connection with its acquisition of Beneficial
     Ownership of shares of Common Stock of the Corporation. If the consideration paid for the Common Stock by the Interested
Stockholder
     varied as to form, the form of consideration to be paid in the Business
     Combination shall be either cash or the same type of consideration used to acquire the largest number of shares of Common Stock previously acquired by the Interested Stockholder. The noncash portion, if any, of the consideration to be paid in the Business Combination shall not be greater than the non-cash portion of consideration paid by the Interested
     Stockholder in connection with its acquisition of Beneficial
Ownership of
     the largest number of shares of Common Stock of the Corporation. The value of any non-cash consideration to be paid in the Business Combination shall be determined as of the date of consummation of the Business
     Combination.

                    (C)  For the purpose of this Article
Fourteenth, the
     following terms when capitalized shall the following meanings:

               (1) "Affiliate" shall mean a Person that directly or
     indirectly, or through one or more intermediaries, controls, or is controlled by, or is under common control with the Person including without limitation an officer, director, general partner or beneficial owner of 10% or more of any class of equity securities of such Person or any parent or Subsidiary thereof, and the spouse or other relative who has the same home as such Person.

               (2) "Beneficial Owner" of a Voting Share shall mean a Person and its Affiliates who, directly or indirectly, have:

                    (A)  The power to vote or direct the voting
of a Voting
     Share; or

                    (B) Investment power to dispose of or direct the
     disposition of a Voting Share; or

                    (C)  The right to acquire Beneficial
Ownership of a Voting
     Share within 60 days.

               (3) "Business Combination" shall mean any of the following:

                    (A)  Any merger or consolidation of the
Corporation or any
     subsidiary with or into (i) any Interested Stockholder or
(ii) any other
     corporation which is, or after such merger or consolidation, would be an
     Interested Stockholder or an Affiliate of an Interested
Stockholder; or

                    (B)  Any sale, lease, exchange, mortgage,
pledge, transfer
     or other disposition to or with any Interested Stockholder or any
     Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more in one transaction or a series of related transactions;
or

                    (C)  The issuance or transfer by the
Corporation or any
     Subsidiary of any securities of the Corporation or any Subsidiary to any
     Interested Stockholder or any Affiliate of any Interested
Stockholder in
     exchange for cash, securities or other property (or a combination thereof)
     having an aggregate Fair Market Value of $1,000,000 or more in one transaction or a series of related transactions; or

                    (D)  The adoption of any plan for the
liquidation or
     dissolution of the Corporation proposed by or on behalf of an Interested
     Stockholder or any Affiliate of any Interested Stockholder;
or

                    (E)  Any reclassification of securities
(including any
     stock split or reverse stock split) or recapitalization of the
     Corporation, or any merger or consolidation of the Corporation with any
     Subsidiary or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the
     Corporation or any Subsidiary which is directly or indirectly owned by any
     Interested Stockholder or any Affiliate of any Interested
Stockholder.

               (4) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite
     Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock
Exchange, or, if such
     stock is not listed on such Exchange, on the principal
United States
     securities exchange registered under the Securities Exchange
Act of 1934
     on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the
     National Association of Securities Dealers, Inc. Automated
Quotations
     System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the whole Board of Directors in good faith;
     and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the whole Board of Directors.

               (5)  "Interested Stockholder" shall mean any
Person (other than
     the Corporation or any corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation)
     which, as of the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or immediately prior to the consummation of any such transaction;

                    (A)  Is the Beneficial Owner, directly or
indirectly, of
     more than 10% of the Voting Shares; or

                    (B)  Is an Affiliate of the Corporation and
at any time
     within two years prior thereto was the Beneficial Owner, directly or indirectly, of not less than 10% of the then outstanding
Voting Shares; or

                    (C)  Is an assignee of or successor in
interest to any
     shares of capital stock of the Corporation which were at any time within two years prior thereto Beneficially Owned by any Interested
Stockholder,
     and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               The number of shares of Voting Shares deemed to be outstanding shall include shares deemed Beneficially Owned by the Interested
     Stockholder, but shall not include any other shares of Voting Shares which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (6)  "Person" shall mean any individual,
corporation,
     partnership or other entity.

               (7) "Subsidiary" shall mean any corporation of which a majority of the outstanding shares of any class of equity securities is owned directly or indirectly by the Corporation.

               (8) "Voting Shares" shall mean all issued and outstanding
     shares of equity securities and all rights to acquire any equity securities which are generally entitled to vote in the election of directors.

          (d) A majority of the whole Board of Directors shall have the power and duty to determine for the purposes of this Article Fourteenth on the basis of information known to them, (1) whether a Person is an Interested
Stockholder, (2) the number of Voting Shares Beneficially Owned by any Person,
(3) whether a Person is an Affiliate of another, (4) whether a Person has the power to vote or dispose of Voting Shares or to direct the voting or disposition of Voting Shares, (5) whether the assets subject to any Business
Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $1,000,000 or more, or (6) whether a Person has the right to acquire Beneficial Ownership of Voting Shares.

          (e) Nothing contained in this Article Fourteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (f) Notwithstanding any other provisions of this Certificate of
Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of
Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least two-thirds of the Voting Shares shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Fourteenth or any provisions thereof.

     FIFTEENTH:  To the fullest extent permitted by the Delaware
General
Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Fifteenth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     SIXTEENTH: (a) The Corporation shall indemnify any person who is or was a party (which shall include for purposes of this Article Sixteenth the giving of testimony or similar involvement) or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (hereinafter a
"proceeding") by reason of the fact that such person was or is an "authorized representative" (as defined below) against expenses (which shall include attorneys' fees), judgments, ERISA excise taxes or penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the
Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).
As used in this Article Sixteenth, the term "authorized representative" shall mean a Director, officer, employee or agent of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

          (b) Expenses incurred by a person in defending a proceeding
(including permissive and compulsory counterclaims and affirmative defenses) brought by reason of the fact that such person is or was an authorized representative shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified under this Article Sixteenth or otherwise. The Corporation shall advance all expenses which the person's defense counsel certifies by an affidavit to the Corporation as being reasonable and incurred in defending a proceeding.

          (c) If a claim under Sections (a) or (b) of this Article Sixteenth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the
Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

          (d) The indemnification and advancement of expenses authorized by this Article Sixteenth shall (i) not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any statute, provision of the Certificate, agreement, vote of stockholders or directors or otherwise, (ii) continue as to a person who has ceased to be an authorized representative, and (iii) inure to the benefit of the heirs, executors and administrators of an authorized representative.

          (e) Each person who shall act as an authorized representative of the
Corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article Sixteenth, and the provisions of this Article Sixteenth shall be deemed a contract between the Corporation and the authorized representative. Any repeal or modification of the provisions of this Article Sixteenth shall not affect any rights or obligations then existing.

          (f) The Corporation may, but shall not be obligated to, purchase and maintain insurance at its expense, to protect itself and any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability.

4. Thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation
Law of the
State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

5. The amendments were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of
Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate
to be signed by Paul R. Chastain, its President, and Carolyn A.
Fredrich, its
Secretary, this 26th day of May, 1994.



                              By: /s/ Paul R. Chastain
                                   Paul R. Chastain, President


                              Attest: /s/ Carolyn A. Fredrich
                                     Carolyn A. Fredrich,
Secretary